                                                                   EXHIBIT 10.67


                      EXTENSION AND MODIFICATION AGREEMENT

This Agreement is made as of December 31, 2001, by and between US Bank National Association, successor by merger to Santa Monica Bank ("Bank"), on the one hand, and Intervisual Books, Inc. ("IB") and Fast Forward Marketing, Inc. formerly known as FFM Acquisition Corp. ("FFM"), which are collectively referred to as "Borrowers," Waldo H. Hunt ("Hunt") and Waldo H. Hunt, as Trustee of The Hunt Family Trust ("Trust") (Hunt and Trust are collectively referred to as "Guarantors"), on the other hand.


                                    RECITALS

        This Agreement is made and entered into in reliance on the accuracy of the following recitals which are acknowledged by Borrowers, Guarantors, and Bank to be true and accurate:

A. Borrowers' Obligations to Bank. Borrowers are liable to Bank with respect to a term loan ("the Loan") evidenced by that certain Amended and Restated Secured Promissory Note dated April 17, 2001, in the maximum principal amount of $2,475,000.00 ("the Note"), which Note calls for the accrual of interest at the rate of 4.0 percentage points above the Wall Street Journal Prime Rate as defined in the Note. The Loan is also evidenced by that certain Loan and Security Agreement dated May 12, 1999 ("Loan Agreement"), as amended from time to time, and further evidenced and governed by each of the amendments described in that certain Amended Agreement Number Five to Loan and Security Agreement dated April 17, 2001. The Note matures on June 30, 2002. As of December 18, 2001, the outstanding principal balance under the Note was $2,130,000.00, together with accrued and unpaid interest in the amount of $8,971.25 (calculated at the rate provided for in Section 2 of Note), together with all accruing interest, fees, costs, and expenses provided in the Loan Documents, including, without limitation, attorneys' fees.

B. Security for Borrowers' Obligations. To secure Borrowers' obligations to Bank under the Note, Borrowers granted to Bank a security interest in certain of their assets ("Personal Property Collateral") pursuant to the Loan Agreement. The Personal Property Collateral includes, but is not limited to, all accounts, equipment, financing assets, general intangibles, inventory, negotiable collateral, any money and deposit accounts or other assets of Borrower, and the proceeds of any such personal property collateral. In October, 2001, Bank conducted an audit of its collateral and Borrowers paid to Bank the sum of $4,593.41 to reimburse Bank for the expense of that audit.

C. Guarantees. On or about May 12, 1999, Guarantors each separately executed in favor of Bank a document titled "Continuing Guaranty" as amended ("the Guaranty Agreements") wherein Guarantors, and each of them, agreed to guarantee, subject to certain limitations, the payment and performance by Borrowers of all of their obligations owed to the Bank, including, but not limited to, the obligations of Borrowers on the Note.

D. Loan Documents. The following documents evidence Borrowers obligations to and relationship with Bank: this Agreement, the Note, the Loan Agreement, and the Guaranty Agreements. (The documents described above, together with any other documents executed by or among the parties in connection with the Loan, and any and all amendments and modifications thereto, are referred to collectively in this Agreement as "Loan Documents.") There are no written or oral agreements between Borrowers, Guarantors, and Bank other than the Loan Documents.

E. Default. Borrower has defaulted in its obligations to Bank by failing to achieve financial covenants provided for in the Loan Agreement ("the Existing Defaults"). Borrowers acknowledge that they have received adequate and reasonable notice of the Existing Defaults from Bank, and that Bank has not waived any of such defaults or any of its rights with respect to the Existing Defaults or any other breach by Borrower of the Loan Documents.

F. Bank's Default Rights. Because of the existence of the Existing Defaults, Bank has the current right to exercise any and all of its rights and remedies against Borrowers and Guarantors or otherwise under applicable law and the Loan Documents. Such remedies include, without limitation, the right to foreclose upon the Personal Property Collateral.

G. Extension and Modification. At Borrowers' request, Bank is willing to waive the Existing Defaults, extend the term of the Loan and to otherwise modify the Loan Documents as set forth herein, provided that the conditions set forth herein are satisfied within the time periods required under this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank, Borrowers, and Guarantors hereby agree as follows:

1   Incorporation of Recitals. Each of the above recitals is incorporated herein and deemed to be the agreement of the Bank, Borrowers, and Guarantors, and is relied upon by each party to this Agreement in agreeing to the terms of this Agreement.

2   Confirmation of Collateral. Borrowers hereby grant and confirm that all obligations of Borrowers to Bank are secured by a first priority security interest in the Personal Property Collateral, subject to Permitted Liens pursuant to Section 6.11A of the Loan Agreement.

3   Conditions Precedent. Borrowers and Guarantors understand that this
Agreement shall not be effective, and Bank shall have no obligation to forbear, or to amend the terms of the Loan Documents as provided herein, unless and until each of the following conditions precedent has been satisfied not later than the respective date set forth below, or waived by Bank (in Bank's sole discretion), for whose sole benefit such conditions exist, with Bank's determination as to whether they have been timely satisfied being conclusive absent manifest error:

        3.1 Execution and Delivery. On or before December 31, 2001, Borrowers and Guarantors shall have executed and delivered to Bank this Agreement.

        3.2 Other Acts. On or before such time as Bank may require, Borrowers and Guarantors shall have taken any and all actions and execute and deliver to Bank any and all documents necessary or appropriate in Bank's sole discretion to effectuate this Agreement;

        3.3 Extension Fee. Concurrent with the execution of this Agreement, Borrowers shall have paid to Bank the sum of $15,000.00 (the "Extension Fee"), which fee will not reduce the outstanding balance of principal and/or interest of the Note.

        3.4 Attorney's Fees and Costs. Concurrent with the execution of this Agreement, Borrowers shall also reimburse the Bank for all of its out-of-pocket expenses incurred in the negotiation, underwriting, and documentation of this Agreement, including but not limited to, the following items and amounts:

                        Bank's Attorneys Fees $5,799.00

        3.5 Evidence of Insurance. Concurrent with the execution of this Agreement, Borrowers shall provide to Bank evidence satisfactory to Bank that all of the Personal Property Collateral, wherever located, is adequately covered by insurance against any casualty loss, including, but not limited to, fire and theft.

        3.6 Principal Reduction. On or before December 31, 2001, Borrower shall have paid to Bank the sum of $500,000.00 as a principal reduction of the Loan.

4   Representations and Warranties. To induce Bank to enter into this Agreement,
Borrower and Guarantors hereby represent and warrant to Bank as follows:

        4.1 Representations and Warranties True and Correct; Survival. All representations and warranties contained in this Agreement and in any and all of the other Loan Documents are true and correct in all material respects as of the date of this Agreement unless such representations and warranties refer to a specific date, and all such representations and warranties shall survive the execution of this Agreement;

        4.2 No Breach. With the exception of the Existing Defaults, no event has occurred or failed to occur that is or, with notice or lapse of time or both would constitute a default, an event of default, or a breach or failure of any condition under any Loan Document;

        4.3 Unconditional Obligation; No Defenses. The Note represents the unconditional, absolute, valid, and enforceable obligation of Borrowers. Borrowers and Guarantors have no claims or defenses against Bank or any other person or entity which would or might affect (a) the enforceability of any provisions of the Loan Documents or (b) the collectibility of sums advanced by Bank in connection with the Loan. Borrowers and Guarantors acknowledge that the statement of the balance as reflected in Recital A. is true and correct. As of the date of this Agreement, Borrowers and Guarantors understand and acknowledge that the Bank is entering into this Agreement in reliance upon and in partial consideration for this acknowledgment and representation, and agree that such reliance is reasonable and appropriate;

        4.4 Cooperation of Borrowers and Guarantors. Borrowers and Guarantors shall take any and all actions of any kind or nature whatsoever, either directly or indirectly, that are necessary to prevent Bank from being deprived of any rights or remedies of Bank under the Loan Documents, or this Agreement in the event of a default by Borrowers under this Agreement or any other Loan Documents.

5   Modification of Loan Documents. To induce Bank to enter into this Agreement,
Borrowers and Guarantors agree that the Loan Documents are hereby supplemented and modified as follows, which modifications shall supersede and prevail over any conflicting provisions of the Loan Documents:

        5.1 Modification of the Note and Loan Agreement. The Note and the Loan Agreement are modified as follows:

                5.1.1 The monthly principal payment provided for in the Note shall be increased from $15,000.00 to $25,000.00 commencing on January 1, 2002, and continuing on a monthly basis on the first day of each month for the remaining term of the Note, as modified by this Agreement.

                5.1.2 The maximum amount of principal of the Note is reduced to the current outstanding balance of principal as reflected in Recital A, above, less the sum of $500,000.00 being paid as set forth in Section 3.6, above. Further, notwithstanding any payments by Borrowers which further reduce the outstanding principal balance below the maximum amount of principal as amended by this Agreement, Borrowers are no longer entitled to reborrow such repaid sums nor is Bank obligated to make any further advances to Borrower under the Note or the Loan Agreement, absent a separate written amendment and/or agreement by and among the parties and the consent of Guarantors.

                5.1.3 Section 3.1A of The Loan Agreement, as previously modified, is modified by deleting the existing paragraph in full and replacing it with the following: "This Agreement shall have a term commencing on the date hereof and concluding on December 31, 2002."

                5.1.4 Section 3.d. of the Note is modified to change the date provided therein from "thirtieth (30th) day of June, 2002," to "thirty-first
(31st) day of December, 2002."

                5.1.5 The Loan Agreement, as previously modified, is modified by deleting in its entirety Section 7.10, retroactive to September 29, 2001.

        5.2 Modification of All Loan Documents. All of the Loan Documents are modified as follows:

                5.2.1 The agreement for the submission of any dispute arising under the Loan Documents to arbitration according to the rules of the American Arbitration Association is deleted. Neither party shall have the right to compel arbitration of any disputes.

                5.2.2 The parties to the Loan Documents agree to waive their right to trial of any disputes by a jury, and that all disputes shall be tried by a Court of competent jurisdiction located in Los Angeles County, California, sitting without a jury.

        5.3 Except as modified by this Agreement, all of the remaining terms of Note and the Loan Agreement remain unmodified and in full force and effect.

6    Borrowers' and Guarantors' Covenants and Agreements. Unless Bank otherwise consents in writing, Borrowers and Guarantors, respectively, covenant and agree as follows:

        6.1 Compliance. Borrowers and Guarantors will comply with all requirements of all Loan Documents to the extent not inconsistent with this Agreement;

        6.2 Financial Information. Borrowers will provide to Bank the following financial information:

                6.2.1 On a semi-monthly basis, on the 20th day of the month for the preceding first 1/2 of the month and on the 5th day of the month for preceding second 1/2 of the month, a borrowing certificate in the Bank's usual and customary form.

                6.2.2 On a monthly basis, and not later than 20 days following the end of each month, the Borrowers' financial statements which shall include a balance sheet, an income statement, receivables aging, payables aging, and such other financial information as Bank shall require.

                6.2.3 On a monthly basis and not later than 25 days following the end of each month, a detailed inventory report which will include all inventory held by Borrowers, including but not limited to, Ware Pak (Chicago), and at a minimum will include a stock listing by title, along with a collateral certificate acceptable to Bank defining total inventory and the ineligible inventory.

                6.2.4 On a semi-annual basis, a complete customer list.

                6.2.5 On an annual basis, and not later than 15 days following its submission to federal and state taxing authorities, the Borrowers' state and federal corporate tax returns.

                6.2.6 On an annual basis, and not later than 30 days after the end of each calendar year, a personal financial statement for each of the Guarantors, on the Bank's pre-printed form, and certified by the Guarantors to be a true and accurate representation of their financial condition.

                6.2.7 On an annual basis, and not later than 15 days following their submission to federal and state taxing authorities, a copy of each of Guarantors federal and state personal income tax returns.

        6.3 Subordination. Any and all indebtedness owed by Borrowers to any officer or shareholder of Borrower is, and shall remain, subordinate to Borrowers' obligation to Bank under the Note. If requested to do so by Bank, Borrowers shall obtain written subordination agreements from its/their officers or shareholders evidencing such subordination.

        6.4 Collateral Audits. Borrowers will permit Bank to conduct audits of its collateral consisting of inventory and equipment on a quarterly basis (and more often as the Bank deems either appropriate or necessary), and they will promptly reimburse Bank for the expenses incurred by Bank in conducting such audits upon the Bank's demand. The next collateral audit will be scheduled on/or about February 15, 2002.

        6.5 Partial Payments. Acceptance at any time by Bank of a partial payment shall not be deemed to waive or excuse the making of the full monthly payment by the time required under the Notes, as modified by this Agreement. Any such partial payment received by the Bank shall be applied by Bank toward the next monthly installment due under the Notes, as modified.

        6.6 Capital Infusion. Borrowers will obtain an infusion of capital funds into the business of at least $2,000,000.00 on or before January 31, 2002.

        6.7 Prohibition on Capital Expenditures. Until all of the obligations of Borrowers under the Note are satisfied in full, Borrowers will not make any capital expenditure after the date hereof which in the aggregate of all capital expenditures exceeds the sum of $75,000.00 (which includes entering into any agreement for the payment of a capital expenditure, including entering into any capital leases) without the prior written consent of Bank.

        6.8 Prohibition on Distributions to Insiders. Until all of the obligations of Borrowers under the Note are satisfied in full, Borrowers will not make any distribution to officers, directors, or shareholders other than (a) wages and benefits actually earned by such persons as employees and only to the extent of wages and benefits historically provided to employees with similar positions, and (b) advisory fees, commissions, bonuses, and severance payments which Borrower are obligated to pay pursuant to employment or other contracts entered into prior to the date of this Agreement.

        6.9 Overdrafts Prohibited. Borrowers will not cause checks or other orders for payment to be issued against their deposit accounts maintained with Bank if such check or payment would result in the respective deposit account to be overdrawn. Borrowers acknowledge that the Bank is not obligated to and will not pay checks which create an overdrawn condition in any of Borrowers' deposit accounts with Bank.

        6.10 Collateral Coverage Maintenance. Borrowers will at all times maintain a ratio of the outstanding balance of the Note to Collateral consisting of Eligible Accounts and Inventory, as those terms are used in the Loan Agreement, of not more than 65% ("Collateral Coverage Ratio.") In the event that the Bank determines in good faith that the Collateral Coverage Ratio exceeds 65%, then Borrowers will, within 5 business days of the Bank's written demand, repay the outstanding balance of the Note by the amount necessary to return the Collateral Coverage Ratio to no more than 65%.

        6.11 Prohibition on New Borrowing. Until all of the obligations of Borrowers under the Note are satisfied in full, Borrowers will not incur any additional indebtedness, except indebtedness owed by one borrower to the other and trade debt incurred in the ordinary course of Borrowers' business, without the prior written consent of Bank.

7   Bank's Covenant.

        7.1 Notwithstanding the provisions of Section 8.4 L. of the Loan Agreement, Bank agrees that it will not declare Borrowers to be in default under the Note and the Loan Agreement as a result of, and hereby consents to, the entry of Borrowers into that certain Amendment to Zindart Loan and Security Agreement and Agreement dated as of December 31, 2001, whereby the Subordinated Debt, as that term is used in the Loan and Security Agreement, is reduced to $1,200,000.00.

8   Additional Events of Default. In addition to the events of default set forth in the Loan Documents, the occurrence of any of the following events of default other than an Existing Default shall be an event of default and, at Bank's option may make all obligations of Borrowers and Guarantors immediately due and payable, all without demand, presentment or notice, all of which requirements Borrower and Guarantors hereby waive:

        8.1 Failure to Perform. Failure to perform any of the obligations set forth in this Agreement or in any other Loan Documents (as the same may be affected by this Agreement) subject to any applicable notice and grace periods, if any;

        8.2 Representations and Warranties. Any representation or warranty of Borrowers or Guarantors herein or in any other Loan Document shall be false, misleading, or incorrect in any material respect;

        8.3 Material Adverse Changes. If there is any further material impairment of the Borrowers' ability to satisfy its obligations to Bank.

9   Remedies. Upon the occurrence of an event of default and at all times thereafter, Bank, without the necessity of obtaining court approval, shall be entitled to exercise in respect of all of the collateral it may hold all rights and remedies of a secured creditor available to it under applicable laws. Bank shall also be entitled to exercise all rights and remedies available to Bank as a creditor generally, including, without limitation, all remedies available to Bank under the Loan Documents, as well as rights and remedies available to Bank at law or in equity. All such rights and remedies shall be cumulative. No failure or delay on the part of Bank in exercising any power, right, or remedy under any of the Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or remedy shall preclude any further exercise thereof or the exercise of any other party, right, or remedy.

10   Confirmation of Guaranty Agreements; Unconditional Obligations; Waiver.
Guarantors, and each of them, reaffirm their obligations under the Guaranty Agreements, as amended, and reaffirm and restate each and every term, condition, and provision of the Guaranty Agreements. In addition, Guarantors hereby agree that their obligations under the Guaranty Agreements shall be unconditional, irrespective of (i) the absence of any attempt to collect the Loan from Borrower or any other guarantor or other action to enforce the same, (ii) the waiver or consent by Bank with respect to any provision of any instrument evidencing the Loan, or any part thereof, or any other agreement now or hereafter executed by Borrowers and delivered to Bank, (iii) Bank's election, in any proceeding instituted under chapter 11 of Title 11 of the United States code (11 U.S.C.
Section 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, (iv) any borrowing or grant of a security interest by Borrowers, as debtor-in-possession, under Section 364 of the Bankruptcy Code, or (v) the disallowance under Section 502 of the Bankruptcy Code of all or any portion of Bank's claim(s) for repayment of the Loan. Guarantors further reaffirm that their obligations under the Guaranty Agreements are primary and are separate and distinct from Borrower's obligations. Guarantors further represent and warrant that they have no defenses or claims against Bank that would or might affect the enforceability of the Guaranty Agreements and that the Guaranty Agreements remain in full force and effect. Guarantors irrevocably and permanently (even if Guarantor pays said obligations in full) waive any and all rights of subrogation, reimbursement, indemnity, contribution or any other claim arising from the existence of performance of the Guaranty Agreements which Guarantor may now or hereafter have against Borrower or any other Person (or their respective properties) directly or contingently liable for said obligations.

11   Release. Borrowers, Guarantors, and each of them, hereby, for themselves, their successors, heirs, executors, administrators and assigns, release, acquit and forever discharge Bank, its directors, officers, employees, agents, affiliates, successors, administrators and assigns ("Released Parties") of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses, and compensation whatsoever which Borrowers, Guarantors, or any of them, might have because of anything done, omitted to be done, or allowed to be done by any of Released Parties and in any way connected with the Loan, the Note, the Loan Agreement, this Agreement, the other Loan Documents, and any deposit account which Borrowers and/or Guarantors have maintained with Bank, as of the date of execution of this Agreement, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any settlement negotiations and also including, without limitation, any damages and the consequences thereof resulting or to result from the events described, referred to, or inferred herein above ("Released Matters"). Borrowers, Guarantors, and each of them, further agree never to commence, aid, or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the

Released Matters. In furtherance of this general release, Borrowers, Guarantors, and each of them, acknowledge and waive the benefits of California Civil Code section 1542, which provides:

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Borrowers, Guarantors, and each of them, agree that this waiver and release is an essential and material term of this Agreement and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages in connection with the Released Matters. Borrowers, Guarantors, and each of them, also understand that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Borrowers, Guarantors, and each of them, have consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and execute such release voluntarily with the intention of fully and finally extinguishing all Released Matters.

12   Miscellaneous

        12.1 Agreement to Cooperate. All the parties hereto agree to and will cooperate fully with each other in the performance of this Agreement and the Loan Documents, including, without limitation, executing any additional documents reasonably necessary to the full performance of this Agreement.

        12.2 Benefit of Agreement. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.

        12.3 Effect of Agreement. All the parties hereto agree that, except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

                12.3.1 Impair the validity, perfection, or priority of any lien or security interest securing Borrowers' obligations to Bank;

                12.3.2 Waive or impair any rights, powers, or remedies of Bank under the Loan Documents;

                12.3.3 Constitute an agreement by Bank or require Bank to grant forbearance periods or extend the term of the Note or the time for payment of any of Borrowers' obligations to Bank except as expressly provided herein, none of which Bank agrees or has agreed to do, and all of which matters are in Bank's sole and absolute discretion.

In the event of any inconsistency between the terms of this Agreement and any other Loan Document, this Agreement shall govern. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.

                12.4 Integration. This Agreement and the other Loan Documents are intended by the parties as the final expression of their agreement and therefore incorporate all negotiations of the parties hereto and are the entire agreement of the parties hereto. Borrowers and Guarantors acknowledge that they are relying on no written or oral agreement, representation, warranty, or understanding of any kind made by Bank or any employee or agent of Bank except for the agreements of Bank set forth herein or in the other Loan Documents. Except as expressly set forth in this Agreement, the other Loan Documents remain unchanged and in full force and effect.

        12.5 Severability. In case any provision in this Agreement shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        12.6 Reversal of Payments. If Bank receives any payments or proceeds of the Real Property or the Personal Property Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be paid to a trustee, debtor-in-possession, receiver, or any other party under any bankruptcy law, common law, equitable cause, or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reserved and continue as if such payments or proceeds had not been received by Bank.

        12.7 Modification. This Agreement may not be amended, waived, or modified in any manner without the prior written consent of the party against whom the amendment, waiver, or modification is sought to be enforced.

        12.8 Attorneys' Fees. Borrowers and Guarantors shall reimburse Bank promptly upon demand for all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, expended or incurred by Bank in any arbitration, judicial reference, legal action, or otherwise in connection with
(i) the amendment and enforcement of this Agreement and the other Loan Documents, including, without limitation, during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Bank's rights, remedies, and obligations under this Agreement and the other Loan Documents, whether or not any form of legal proceeding is recommended, (ii) collecting any sum which becomes due Bank under this Agreement or any of the other Loan Documents, (iii) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, (iv) the protection, preservation, or enforcement of any rights or remedies of Bank or any of the collateral, whether or not any form of legal proceedings is commenced, or (v) any action necessary to defend, protect, assert, or preserve any of Bank's rights or remedies as a result of or related to any case or proceeding under Chapter 11 of the United States Code, as amended, or any similar law of any jurisdiction. All of such costs and expenses shall bear interest from the time of demand at the rate then in effect under the Note.

        12.9 Applicable Law. Except as otherwise provided herein, this Agreement and all other Loan Documents and the rights and obligations of the parties hereto shall be governed by the laws of the State of California.

        12.10 Counterparts. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

        12.11 Survival. All representations, warranties, covenants, agreements, waivers, and releases of Borrower and Guarantors contained herein shall survive the payment in full of Borrower's obligations to Bank.

        12.12 Notices. Any notices required or contemplated under this Agreement or any other Loan Document shall be in writing and personally delivered, sent by United States mail, postage prepaid, or sent by facsimile transmission, charges prepaid and addressed as follows: "Borrowers"

INTERVISUAL BOOKS, INC.
FFM ACQUISITION CORP.
2716 Ocean Park Boulevard, Suite 2020
Santa Monica, CA 90405
Fax No.: (310) 399-0419

"Guarantors"

Waldo Hunt
Waldo Hunt, as Trustee of The Hunt Family Trust
2716 Ocean Park Boulevard, Suite 2020
Santa Monica, CA  90405
Fax No.: (310) 396-4108

"Bank"

US BANK NATIONAL ASSOCIATION,
Attn:  Ms. Peggy Carmichael
Special Assets Group
T-8
111 S.W. Fifth Ave., Ste 810
Portland, OR  97204

Fax No.: (503) 275-5919

Notice shall be deemed complete three days after the mailing of notice by U.S. Mail, or upon the date of personal delivery or facsimile transmission. Any party may change the address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party, which shall be effective upon receipt of such written notice.

             [The Balance of this Page is intentionally left blank]

IN WITNESS WHEREOF, Bank, Borrowers, and Guarantors have executed this Agreement as of the date and year first set forth above.

"Borrower"

INTERVISUAL BOOKS, INC.,
a California corporation


By  /s/ Waldo H. Hunt
    ----------------------------------
    Waldo H. Hunt, Chairman


FAST FORWARD MARKETING, INC.,
formerly known as FFM ACQUISITION CORP., a California corporation


By  /s/ Dan P. Reavis
    ----------------------------------
    Dan Reavis, President

"Guarantors"


/s/ Waldo H. Hunt
--------------------------------------
    WALDO H. HUNT, an Individual


/s/ Waldo H. Hunt
--------------------------------------
WALDO H. HUNT, Trustee of
THE HUNT FAMILY TRUST

"Bank"

US BANK NATIONAL ASSOCIATION



By  /s/ Peggy Carmichael
    ----------------------------------
    Peggy Carmichael, Vice President